FOR IMMEDIATE RELEASE

Contacts:

Helen Kendrick
SunPower Corp.
408-240-5585
hkendrick@sunpowercorp.com

Julie Blunden
SunPower Corp.
jblunden@sunpowercorp.com
408-240-5577

SunPower Announces Third Solar-Cell Fab

 1-Gigawatt-Scale Factory to be Built in Malaysia

SAN JOSE, Calif., May 19, 2008 –SunPower Corporation (Nasdaq: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced plans to build its next solar cell fabrication plant in Malaysia.  When fully operational, Fab 3 is expected to have a nameplate rating in excess of 1-gigawatt of annual production capacity.

The new manufacturing facility is expected to be constructed in two phases, with the first phase comprised of 14 solar cell production lines with a nameplate capacity of 40 megawatts each.  After completion of phase two, at a scale in excess of 1-gigawatt, Fab 3 is estimated to achieve materially lower capital cost per watt compared to SunPower’s Fab 1 and Fab 2.

Solar cell production in Fab 3 is likely to begin in 2010, with the integrated site development planned to start later this year.  SunPower will launch its manufacturing operations with its industry-leading 22 percent minimum rated Gen 2 solar cells, and expects to add production of its recently announced, higher-efficiency Gen 3 solar cells at a later date.

“The scale and breadth of our Fab 3 campus in Malaysia will be a core element of our technology and manufacturing roadmap that drives us to our 50 percent cost reduction plan by 2012,” said Tom Werner, CEO of SunPower Corp.  “Malaysia offers us highly educated workers, a receptive business investment climate and the opportunity to significantly expand our production as the demand for our solar systems continues to escalate worldwide.”

“We view SunPower as a technology leader in the dynamic and rapidly growing solar industry,” said Datuk R. Karunakaran, director general for the Malaysian Industrial Development Authority.  “We are excited with SunPower’s decision to invest in our country to manufacture its high-efficiency solar cells and panels, and we look forward to supporting its growth.”

About SunPower
SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com.  SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that do not represent historical facts. The company uses words and phrases such as “expected,” “estimated to achieve,” “anticipate,” “likely to begin,” “planned,” “expects,” “will,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company’s plans and expectations regarding (a) the nameplate rating capacity of the fully operational Malaysian plant, (b) the number of solar cell production lines and nameplate capacity achieved during each construction phase, (c) the achievement of materially lower capital cost per watt compared to SunPower’s Fab 1 and Fab 2, (d) the commencement of site development later this year and solar cell production in 2010, (e) production of Gen 2 and Gen 3 solar cells at the new plant, and (f) Fab 3 becoming a core element of our technology and manufacturing roadmap that drives to our 50 percent cost reduction plan by 2012.  These forward-looking statements are based on information available to the company as of the date of this release and management’s current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, risks and uncertainties that could cause actual results to differ include (i) the company’s ability to obtain a adequate supply of polysilicon, ingots and wafers to manufacture its products and the price it pays for such materials; (ii) business and economic conditions and growth trends in the solar power industry; (iii) the availability of continuation of governmental and related economic incentives promoting the use of solar power and the Fab 3 investment in Malaysia; (iv) construction difficulties or delays in building the fabrication plant; (v) unanticipated delays or difficulties securing necessary permits, licenses or other governmental approvals or incentives; (vi) the ability to successfully co-locate SunPower solar panel manufacturing and attract dedicated ingot growing and wafering manufacturing by partner companies at an integrated fabrication plant, (vii) the risk of continuation of supply of products, equipment and materials from suppliers; (viii) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (ix) unforeseen manufacturing equipment delays at the company’s fabrication plant; (x) the company’s ability to utilize thinner wafers, reduce kerf loss and otherwise achieve anticipated improvements in polysilicon usage efficiency; (xi) production difficulties that could arise; (xii) the success of the company’s ongoing research and development efforts; (xiii) the company’s ability to compete with other companies and competing technologies; (xiv) the potential renegotiation of or non-performance by parties to the company’s supply and customer contracts; and (xv) other risks described in the company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp.  All other trademarks are the property of their respective owners.